June 19, 2008

M2 Capital Advisors, Inc.

13911 Ridgedale Drive, Suite 375

Minnetonka, MN  55305

Attention:

Mark Savage, President

Re:

Letter Agreement

Gentlemen:

1.

In consideration of your assistance in introducing us to potential additional purchasers of our 12% Convertible Notes (the “Bridge Loan Offering”) with all sales efforts being the total responsibility of us, without qualification, we will pay you:

(a)   a 10% introduction fee on all sums actually received by us as a result of your introduction through the completion of the balance of the Bridge Loan Offering; and

(b)  a monthly consulting fee of $3,000 per month beginning on July 5, 2008 and ending on December 5, 2008 (six payments).

2.

The term of this agreement begins on June 1, 2008 and ends on December 31, 2008.

3.

At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Letter Agreement.

4.

Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

5.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person (including delivery by a courier service) or if sent by facsimile transmission (provided that receipt of the facsimile is obtained), as follows (or such other address or facsimile as may be designated from time to time:

If to Digitiliti, Inc.

 266 East 7th Street, 4th Floor

   St. Paul, Minnesota  55101

 Attention: Larry D. Ingwersen, President

If to M2:

13911 Ridgedale Drive, Suite 375

Minnetonka, MN  55305

Attention: Mark Savage, President

6.

This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

7.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota, without giving effect to its choice of law principles.

8.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their permitted successors and assigns.

9.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Very truly yours,

Digitiliti, Inc.

By:

      Larry D. Ingwersen, President

AGREED AND ACCEPTED:

M2 Capital Advisors, Inc.

By: ___________________________

                   Mark Savage, President

2